Exhibit 10.15

                           Davos Chemical Corporation

July 28, 2004

Dr. Donald Picker
Callisto Pharmaceuticals
420 Lexington Ave, Suite 2500
New York, NY 10170

Re:  ANNAMYCIN
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Dear Don.

Davos Chemical is pleased to offer the services of Antibioticos S.p.A. for the above referenced product as follows.

Phase I

Feasibility Study

Scope of Work:

* Antibioticos R &D will perform the laboratory work necessary to demonstrate the feasibility of the coupling reaction of ldarubicinone with the carbohydrate. If successful, the demonstration will be done at laboratory scale (1-2g) to confirm yields and purity.

* Antibioticos R&D will investigate a re-crystallization process for the out of spec material.

Transfer of Analytical Methods from Callisto

* Demonstration and formal documentation of analytical methods

Transfer of Callisto analytical test methods to QC department

Notes:

Antibioticos has a proprietary non-patent infringing process to manufacture ldarubicnone, that may be applied to the manufacturing Annamycin

Callisto will be responsible for providing Analytical Methods.

Callisto will be responsible for providing Specifications.

Phase II

Scope:

* Callisto will be responsible for the supply of the carbohydrate starting material to Antibioticos.

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* Preparation of Master Batch Record necessary for the scale up and pilot plant production

* C-GMP pilot production of 400 g of material

* Perform final release testing and provide a Certificate of Analysis for the finished product according to Callisto specifications

* Develop a cleaning procedure to remove residual quantities of Annamycin from the equipment

* The scope of the validation of analytical methods to support Phase II clinicals will be agreed upon by all parties and covered by a separate agreement.

* Upon the conclusion of Phase II, all parties will negotiate in good faith towards a commercial supply agreement for Annamycin.

Pricing:

The price idea for 400 g is 1,500 Euro/g +/- 20% and will be confirmed after completion of Phase I. At the time of purchase order for the 400 grams, Callisto will be required to provide a prepayment of 35,000 Euros total in order to start Phase I. The lead time is 6 months from receipt of starting materials. The lead time can be in parallel with the start of Phase I.

Commercial Pricing

The following prices are indications that will be confirmed after the completion of the 400 g campaign.

Quantity             5-10 kg                      25-50 kg

Price Idea     :     1,100 Euro/g                 850 Euro/g


  We look forward to working with Callisto on this project. By signing below, all parties agree to the terms and conditions of this proposal.

Callisto Pharm                          Davos Chemical Corporation

Name: /s/ Gary S. Jacob                 Name: /s/
Title: CEO                              Title:
Date:                                   Date:



Antibioticos S.p.A.

Name: /s/
Title:  CEO
Date: